UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is providing updated guidance regarding selected financial trends.

July 2021 operating revenues performed in line with the Company's expectations, driven primarily by strong leisure passenger traffic and fares which were both above July 2019 levels. July 2021 managed business revenues also performed in line with the Company's expectations and decreased approximately 63 percent compared with July 2019. The Company has recently experienced a deceleration in close-in bookings and an increase in close-in trip cancellations in August 2021, which are believed to be driven by the recent rise in COVID-19 cases associated with the Delta variant. Based on the assumption that COVID-19 cases remain elevated in the near-term and current revenue trends in August continue into September, the Company's current outlook for third quarter 2021 operating revenues has worsened by an estimated three to four points from its previous outlook three weeks ago, compared with third quarter 2019. As previously disclosed, the Company's operating revenue outlook for August 2021 is impacted by less holiday travel, an estimated one to two point headwind, compared with August 2019, as the Labor Day holiday weekend falls in September 2021, whereas it was split between August and September in 2019. Travel demand for the Labor Day holiday weekend remains healthy, thus far.

The following table presents selected revenue, load factor, and available seat miles (ASMs, or capacity) results for July and estimates for August, September, and third quarter 2021. These projections are based on current booking trends and the Company's current outlook and actual results could differ materially.

	July 2021	Estimated August 2021	Estimated September 2021	Estimated 3Q 2021
Operating revenue compared with 2019 (a)	Down ~12%	Down 15% to 20%	Down 15% to 25%	Down 15% to 20%
Previous estimation	Down 10% to 15%	Down 12% to 17%	(c)	(c)
Load factor	~87%	~80%	75% to 80%	80% to 85%
Previous estimation	~85%	(b)	(c)	(c)
ASMs year-over-year	Up ~41%	Up ~41%	Up ~68%	Up ~ 49%
Previous estimation	(b)	(b)	(b)	(b)
ASMs compared with 2019	Down ~3%	Up ~3%	Comparable	Comparable
Previous estimation	(b)	(b)	(b)	(b)
(a) The Company believes that operating revenues compared with 2019 is a more relevant measure of performance than a year-over-year comparison due to the significant impacts in 2020 due to the pandemic.
(b) Remains unchanged from the previously provided estimation.
(c) No previous estimation provided.

The Company continues to expect third quarter 2021 unit costs, excluding fuel and oil expense, special items, and profitsharing, to increase in the range of one to five percent, compared with third quarter 20191. Based on the Company's existing fuel derivative contracts and market prices as of August 5, 2021, the Company continues to expect third quarter 2021 economic fuel costs to be in the range of $2.05 to $2.15 per gallon2. The Company's economic fuel costs include approximately $25 million, or $.05 per gallon, in premium expense, and now include $.03 per gallon in favorable cash settlements from fuel derivative contracts, compared with the Company's previous estimation of $.04 per gallon in favorable cash settlements from fuel derivative contracts.

The Company was profitable again in July 2021; however, the Company believes the recent negative effects of the pandemic on August and September revenue trends will make it difficult for the Company to be profitable in third quarter 2021, without taking into account the benefit of temporary salaries and wages cost relief provided by payroll support program proceeds. The Company will continue to monitor demand and booking trends and adjust capacity, as needed.

As of August 9, 2021, the Company had cash and short-term investments of approximately $16.9 billion, well in excess of debt outstanding. The Company's adjusted debt3 to invested capital (leverage) is currently 56 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Year-over-year projections do not reflect the potential impact of fuel and oil expense, special items, and profitsharing in both years because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
3Adjusted debt is calculated as short-term and long-term debt, including the net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial estimates, outlook, and projected results of operations, including factors and assumptions underlying the Company's estimates and projections; (ii) the Company’s plans and expectations with respect to load factors and capacity; and (iii) the Company’s expectations with respect to fuel costs and the Company's related management of risk associated with changing jet fuel prices, including factors underlying the Company's expectations. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) any negative developments related to the COVID-19 pandemic, including, for example, with respect to the duration, spread, severity, or any recurrence of the COVID-19 pandemic; any variant strains of the underlying virus; the effectiveness, availability, and usage of vaccines; the duration and scope of governmental orders and restrictions related to the COVID-19 pandemic; the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company's related business plans and decisions; the impact of the COVID-19 pandemic on the Company's ability to retain key Employees; and the impact of the COVID-19 pandemic on the Company's access to capital; (ii) the impact of fears or actual outbreaks of other diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, fuel prices, fears of terrorism or war, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (iii) the Company’s dependence on its workforce, including its ability to employ sufficient numbers of qualified Employees to effectively and efficiently maintain its operations; (iv) the impact of governmental actions and governmental regulations on the Company's plans, strategies, financial results, and operations; (v) the Company's dependence on third parties, in particular with respect to its fuel supply and its corporate travel, and the impact on the Company's operations and results of operations of any third party delays or non-performance; (vi) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (vii) the impact of labor matters on the Company's results of operations, business decisions, plans, and strategies; and (viii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

August 11, 2021	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)